UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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First Horizon Pharmaceutical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST HORIZON PHARMACEUTICAL CORPORATION
6195 SHILOH ROAD
ALPHARETTA, GEORGIA 30005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 15, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting (the “Annual Meeting”) of Stockholders of First Horizon Pharmaceutical Corporation, a Delaware corporation (“First Horizon”), will be held at 6195 Shiloh Road, Alpharetta, Georgia 30005, on Thursday, June 15, 2006, at 1:00 p.m., Eastern Daylight Time, for the following purposes:

1.                To elect two Class A Directors to First Horizon’s Board of Directors for a three year term;

2.                To amend First Horizon’s certification of incorporation to change First Horizon’s name to Sciele Pharma, Inc.;

3.                To consider and act upon the ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm for the year ending December 31, 2006; and

4.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders who held their shares at the close of business on May 10, 2006, the record date, are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements thereof.

A copy of First Horizon’s 2005 Annual Report containing financial statements is enclosed.

YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF YOU WISH, YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS VOTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

By Order of the Board of Directors

John N. Kapoor, Ph.D.
Chairman of the Board

Alpharetta, Georgia
May 15, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION
6195 SHILOH ROAD
ALPHARETTA, GEORGIA 30005

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 15, 2006

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of First Horizon Pharmaceutical Corporation, a Delaware corporation (“First Horizon” or the “Company”), for use at First Horizon’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 15, 2006 at 1:00 p.m., Eastern Daylight Time, at First Horizon’s facility at 6195 Shiloh Road, Alpharetta, Georgia 30005, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

First Horizon is bearing all the expenses associated with this solicitation. In addition to solicitation by mail, officers, directors and employees of First Horizon, who will receive no additional compensation for their services, may solicit proxies by fax, personal calls and via the Internet. First Horizon does not intend to engage a paid outside solicitor, however, in the event First Horizon determines to do so, it anticipates that it will hire MacKenzie Partners, Inc. at an approximate cost to First Horizon of $9,000 plus expenses. First Horizon has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and First Horizon will reimburse such brokers and nominees for their related out-of-pocket expenses.

Other than the matters set forth in this proxy material, management is not aware of any other matters that may come before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies and will vote them in accordance with their best judgment.

These proxy materials and the accompanying Annual Report are being mailed on or about May 15, 2006 to our stockholders of record on May 10, 2006.

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES EITHER BY MAIL OR VIA THE INTERNET. IF YOU CHOOSE TO VOTE YOUR SHARES BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO FIRST HORIZON’S TRANSFER AGENT AT LASALLE BANK NATIONAL ASSOCIATION, ATTENTION: PROXY DEPARTMENT, 135 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603, TO BE RECEIVED NO LATER THAN JUNE 14, 2006. IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO FIRST HORIZON OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROVIDING YOUR PROXY PROMPTLY.

VOTING PROCEDURES

RECORD DATE

First Horizon’s Board of Directors has fixed the close of business on May 10, 2006, as the record date for determining which stockholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, [35,328,422] shares of First Horizon’s common stock were outstanding.

QUORUM

The presence, in person or by proxy, of the holders of a majority of First Horizon’s outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting. A quorum must be present at the Annual Meeting to transact business at the meeting.

VOTING

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Pursuant to First Horizon’s Amended and Restated Bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. If a quorum is present at the Annual Meeting, the two nominees who receive the greatest number of votes cast in their favor by the stockholders present, in person or by proxy, and entitled to vote thereon will be elected as Class A Directors. The proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name to Sciele Pharma, Inc. and the ratification of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm for the fiscal year ending December 31, 2006 each must receive a “FOR” vote from a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

Only votes actually cast will be counted for the purpose of determining whether the proposals before the Annual Meeting are passed.

A stockholder may withhold votes from the nominees or may abstain from voting on the proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name and on the ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm by notation on the proxy card, by telephone or via the Internet. If a stockholder properly executes and returns the enclosed proxy card or follows and completes the instructions for telephone or Internet voting but does not indicate the stockholder’s voting instructions, the person named in the proxy card, in his sole discretion, will vote the proxy for the election of the nominees as directors of First Horizon, for the proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name and for the ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm.

Each of the proposals of First Horizon will be considered separately. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each proposal.

REVOCABILITY OF PROXIES

You may revoke any proxy that you have granted, either through the enclosed proxy card or via the Internet, at any time prior to the time it is voted at the Annual Meeting by:

•       delivering written notice of revocation to our Secretary at First Horizon’s Corporate Headquarters located at 6195 Shiloh Road, Alpharetta, GA 30005;

•       delivering an executed proxy bearing a later date to First Horizon’s Secretary at the above referenced address;

•       following the instructions described at the telephone number that permits telephone voting at a later date;

•       following the instructions described on the website that permits Internet voting at a later date; or

•       attending the Annual Meeting and voting in person.

EFFECT OF ABSTENTIONS ON QUORUM AND VOTING

If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. As noted above, each Class A Director will be elected by a plurality of the votes cast. Abstentions will be treated as votes cast at the Annual Meeting. Since directors are elected by a plurality of the votes cast, however, abstentions will not affect the outcome of this matter. The proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name, the ratification of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm and any other proposals that come before the Annual Meeting will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting and, consequently, will have the same effect as a vote “AGAINST” such proposals.

EFFECT OF BROKER NON-VOTES ON QUORUM AND VOTING

If a broker holds your shares in street name, you are the beneficial owner of those shares and not the record owner. You should therefore instruct your broker how to vote your shares. As the beneficial owner, rather than as the record owner, if you would like to vote your shares at the Annual Meeting you must obtain a “legal proxy” from the broker that holds your shares.

If you do not instruct your broker how to vote your shares, your broker is generally entitled, under rules of self-regulatory organizations governing brokers, to vote your shares on routine matters. On non-routine matters, brokers must obtain voting instructions from their customers. Even though broker non-votes will be counted for purposes of determining whether a quorum is present, they will not be counted for purposes of determining the number of votes cast or entitled to vote at the Annual Meeting.

If your broker chooses not to exercise its discretionary voting authority, the applicable shares present at the meeting will not be counted as votes cast “for” or “against” the election of the Class A Directors, the proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name, the ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm or any other proposal that properly comes before the Annual Meeting and will not directly affect the outcome of any of the proposals to be voted on at the Annual Meeting.

PROXY PROCEDURE

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. Furthermore, when the Internet voting instructions are properly followed and completed, the shares represented will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are specified, the shares will be voted “for” the election of the two director nominees described below, the proposal to amend First Horizon’s Certificate of Incorporation to change First Horizon’s name and for the ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm. If other matters properly come before the Annual Meeting, the person named in the accompanying proxy will vote in accordance with his best judgment with respect to such matters.

PROPOSAL I
ELECTION OF CLASS A DIRECTOR

The person named in the enclosed proxy card will vote to elect the nominee named below under “Nominees for Class A Director” unless instructed otherwise in the proxy. The two nominees receiving the greatest number of votes shall be the persons elected as Class A Directors. Shares represented by proxies which are marked “withhold authority” for a nominee will have the same effect as a vote “against” the nominee when determining which nominees received a plurality of the votes cast at the Annual Meeting. The Class A Directors are to hold office until the 2009 annual meeting of stockholders or until their respective successors are duly qualified and elected.

The names and certain information concerning the persons nominated to be elected as Class A Directors by the Board of Directors at the Annual Meeting are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED BELOW UNDER “NOMINEES FOR CLASS A DIRECTOR.”

Although the nominees have consented to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve prior to the election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for any substitute nominee designated by the Board of Directors or otherwise properly nominated. The following information regarding First Horizon’s directors and executive officers, including the nominees, is relevant to your consideration of the slate proposed by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

The current directors, director nominee and executive officers of First Horizon are as follows:

Name	Age	Position
Patrick P. Fourteau	58	Chief Executive Officer, President and Director
Darrell Borne	44	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Edward J. Schutter	54	Executive Vice President, Chief Commercial Officer
Larry M. Dillaha, M.D.	42	Executive Vice President, Chief Medical Officer
Michael Mavrogordato	54	Executive Vice President of Global Business Development
Leslie Zacks	37	Vice President of Legal and Administration
John N. Kapoor, Ph.D. (1)	62	Chairman of the Board
Jerry N. Ellis (2)(3)	68	Director
Pierre Lapalme (1)(2)(4)	65	Director
William J. Robinson (1)	58	Director
Jon S. Saxe (2)(3)(4)	69	Director
Patrick J. Zenner (3)(4)	57	Director

(1)          Member of the Mergers and Acquisitions Committee.

(2)          Member of the Audit Committee.

(3)          Member of Nominating and Corporate Governance Committee.

(4)          Member of the Compensation Committee.

The Board of Directors is divided into three classes, with each class holding office for staggered three-year terms. Class A and Class B consist of two directors. Class C consists of three directors. The terms of our Class A Directors, Dr. John N. Kapoor and Jerry N. Ellis, expire at the Annual Meeting for which proxies are being solicited pursuant to this Proxy Statement. The terms of Class B Directors, Patrick P. Fourteau and John S. Saxe, expire in 2007 and the terms of the Class C Directors, Pierre Lapalme, William J. Robinson and Patrick J. Zenner, expire in 2008. All executive officers of First Horizon are chosen by the Board of Directors and serve at its discretion. There are no family relationships among First Horizon’s officers and directors.

NOMINEES FOR CLASS A DIRECTOR

The Board of Directors has nominated Dr. John N. Kapoor and Jerry N. Ellis for election as the Class A Directors to the Board of Directors at the Annual Meeting, to serve until the 2009 Annual Meeting of Stockholders or until a successor is elected and qualified or until an earlier resignation or removal. The shares represented by the returned proxy cards or via the Internet will be voted “for” the election of Dr. Kapoor and Mr. Ellis unless you specify otherwise or unless authority to vote for Mr. Ellis or Dr. Kapoor has been withheld in the proxy.

John N. Kapoor, Ph.D. was elected a director in December 1996 and has served as the non-executive chairman of the board since May 2003. Dr. Kapoor has over 25 years of experience in the healthcare field through his ownership and management of healthcare-related businesses. In 1990, Dr. Kapoor founded Kapoor-Pharma Investments, L.P., First Horizon’s largest stockholder, and its managing partner, E.J. Financial Enterprises, Inc., of which he is the president and sole stockholder. E.J. Financial provides general funds and strategic advice to healthcare businesses. Dr. Kapoor is the Chairman of Optioncare, Inc., Akorn, Inc. and Introgen Therapeutics, Inc. Dr. Kapoor is a director of NeoPharm, Inc. and Duska Therapeutics, Inc. Dr. Kapoor is the trustee of the John N. Kapoor Trust, dated September 30,

1989, which is a partner in Kapoor-Pharma Investments, L.P. Dr. Kapoor is a Chairman of several private companies and a director of several other private companies. Dr. Kapoor received a B.S. degree from Bombay University and a Ph.D. degree in Medicinal Chemistry from the State University of New York.

Jerry N. Ellis was elected a director in November 2000. His term as director will expire at the Annual Meeting. Mr. Ellis has over 30 years of auditing and accounting experience. From 1994 to 2000, Mr. Ellis was a consultant to Arthur Andersen LLP for services focusing on international auditing, audit committee practices, business risk management and training. From 1973 to 1994, he was a partner at Arthur Andersen LLP in their Dallas, Madrid and Chicago offices. From 1962 to 1973, Mr. Ellis was an auditor at Arthur Andersen LLP. Mr. Ellis is a director of Akorn, Inc. Mr. Ellis is also an Adjunct Professor of Advanced Auditing at the University of Iowa. Mr. Ellis is a Certified Public Accountant and received a B.B.A. and an M.B.A. degree from the University of Iowa.

DIRECTORS NOT STANDING FOR ELECTION AND EXECUTIVE OFFICERS

Class B Directors

Patrick P. Fourteau was elected a director in May 2004, and his current term as director will expire at the annual meeting of stockholders to be held in 2007. He was appointed Chief Executive Officer in November 2003 after serving as President and Chief Operating Officer since May 2003. Mr. Fourteau is a seasoned pharmaceutical industry executive having over 25 years of industry experience, with particular expertise in executing sales strategies for pharmaceutical products. Mr. Fourteau most recently served as President of Ventiv Health Sales from 2002 to 2003. His prior experience includes service as President of various divisions of St. Jude Medical from 1995 to 2000 and served as an executive with Eli Lilly prior to 1995. He holds a B.A. and a Masters in Mathematics from UC Berkeley and an M.B.A. from Harvard University.

Jon S. Saxe was elected a director in January 2000, and his current term as director will expire at the annual meeting of stockholders to be held in 2007. He also serves as a director of PDL BioPharma, Inc. of which he served as President from 1995 to 1999. In addition, he is a director of Questcor Pharmaceuticals Inc. through May 18, 2006, Insite Vision, SciClone Pharmaceuticals, Inc., Durect Corporation, Entelos, Inc. (chairman; which is a UK publicly traded company on the London stock exchange) and several private companies. Prior to 1995, Mr. Saxe served as a Principal of Saxe Associates, the President, Chief Executive Officer and a director of Synergen, Inc. and various positions including Vice President of Licensing and Corporate Development and Head of the Patent Law Department for Hoffmann-LaRoche, Inc.  Mr. Saxe received a B.S. Ch.E. degree from Carnegie-Mellon University, a J.D. degree from George Washington University School of Law and an L.L.M. degree from New York University School of Law.

Class C Directors

Pierre Lapalme was elected a director in April 2000. His term as director will expire at the annual meeting of stockholders to be held in 2008. Mr. Lapalme served as the President and Chief Executive Officer of Ethypharm Inc. (North America), a global drug delivery systems company, from 1995 through July 2003. He is chairman of the board of directors of BioMarin Pharmaceutical Inc. and is a director of International Wex Technologies and Bioxel Pharma Inc. He is a former member of the board of directors of the National Pharmaceutical Council U.S.A. and of the Pharmaceutical Manufacturers Association of Canada (PMAC). From 1979 to 1990, Mr. Lapalme was Chief Executive Officer and President of Rhone-Poulenc Canada Inc. and Rhone-Poulenc Pharmaceuticals North America. He was appointed Senior Vice President and General Manager Rhone-Poulenc Rorer North America in 1990 and served in that position until 1994. Mr. Lapalme attended both the University of Western Ontario and INSEAD France.

William J. Robinson was elected a director in April 2005. His term as director will expire at the annual meeting of stockholders to be held in 2008. In addition to being a director, Mr. Robinson serves as the Executive Vice President of Global Operations for the UCB Group. Mr. Robinson began his employment with the UCB Group in April 2005. Prior to being elected as a director, from 2004 to 2005 Mr. Robinson served as the Interim Vice President of Commercial Organizational Development. From 2000 to 2004, Mr. Robinson served as the Vice President of Sales and Marketing (USA) of Eli Lilly and Company (“Eli Lilly”). From 1998 to 2000, Mr. Robinson served as Vice President of Lilly Research Labs and team leader of the Prozac product team. From 1997 to 1998, Mr. Robinson served as Area Director Asia Pacific region Singapore for Eli Lilly. From 1976 to 1997, Mr. Robinson served in various other capacities at Eli Lilly.

Patrick J. Zenner was elected a director in May 2002. His term as director will expire at the annual meeting of stockholders to be held in 2008. From 1993 to 2001, Mr. Zenner served as President and Chief Executive Officer of Hoffmann-LaRoche Inc. and served on its Global Pharmaceutical Executive Committee. From 1969 to 1993, Mr. Zenner held various positions at Hoffmann-LaRoche including sales representative and Vice President and General Manager of Roche Laboratories. He is a director of Dendrite International, Praecis Pharmaceuticals Inc., Genron Corporation, Exact Sciences, Inc., West Pharmaceutical Services, Arqule, Inc., CuraGen Corp., and Xoma Ltd. and is also a director of two private companies. Mr. Zenner received a B.S.B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University.

Executive Officers

Patrick P. Fourteau (Biographical information provided above).

Darrell Borne was appointed Chief Financial Officer in December 2002 and Treasurer and Secretary in January 2003 and made an Executive Vice President in March 2006. From 2000 to 2002, Mr. Borne worked for Elastic Networks, Inc., where he most recently served as Chief Financial Officer. Mr. Borne also worked from 1996 to 2000 for Rollins, Inc., where he most recently served as Vice President of Finance. Mr. Borne has previously held financial management positions at Rockdale Hospital, Mobil Corporation and Advanced Technology, Inc. Mr. Borne holds a B.A. in Accounting from the University of South Florida and an M.B.A. from Marymount University.

Edward J. Schutter was appointed Executive Vice President, Chief Commercial Officer on April 1, 2006. From 1990 to 2005, Mr. Schutter worked at Solvay Pharmaceuticals, Inc. where he was Vice President, Global Business Development and Licensing from 2003 to 2005. Prior to that, Mr. Schutter held various positions within Solvay Pharmaceuticals, Inc. including Director, Business Development, from 2001 to 2002, National Sales Director, Primary Care/Cardiovascular from 1999 to 2000, Western Area Sales Director from 1997 to 1998, Director, Business Information from 1995 to 1996, Director, Managed Care from 1993 to 1995 and Senior Product Manager, Women’s Health from 1991 to 1992. Mr. Schutter holds a B.S. in Pharmacy from Mercer University and an M.B.A. from Kennesaw State University.

Larry M. Dillaha, M.D. was appointed Executive Vice President, Chief Medical Officer on April 26, 2006. From 2003 until joining the Company, Mr. Dillaha served as the Director, Medical Affairs for Sanofi-Aventis. Mr. Dillaha also served as the Medical Therapeutic Liaison for Sanofi-Synthelabo from 2002 until 2003. From 2000 to 2002, Mr. Dillaha was the Medical Director at Baptist Hospital Outpatient Primary Care Clinics. Mr. Dillaha earned his M.D. degree from the University of Tennessee. He also holds a B.A. in Biology from the University of Tennessee.

Michael Mavrogordato was appointed Executive Vice President of Global Business Development in March 2006. Prior to that Mr. Mavrogordato served the Company as Vice President of Business Development and Managed Care since January 2005. Mr. Mavrogordato had been employed by First Horizon since June 2003 in a management capacity. Prior to joining First Horizon, Mr. Mavrogordato served as Senior Vice President of Business Development at Merck-Medco from 2000 to 2003.

Mr. Mavrogordato also served as Senior Vice President of Business Development at PCS Health Systems from 1995 to 2000. Before entering into the managed care industry, Mr. Mavrogordato worked at Eli Lilly for 17 years in several domestic and international managerial functions. His last position was Corporate Treasurer of Eli Lilly. He holds a B.A. in History and Economics from Lake Forest College and an M.B.A. from the University of Chicago.

Leslie Zacks was appointed the Vice President of Legal and Administration in December 2004, becoming effective in January 2005. Mr. Zacks has been an attorney in Atlanta, Georgia since 1994. From 2002 to 2004, Mr. Zacks worked at Hunton & Williams LLP where he was a partner in the Intellectual Property Litigation department. Mr. Zacks is a registered patent attorney who has litigated commercial and intellectual property disputes since 2000. Mr. Zacks has held associate positions from 2000 to 2002 at Powell, Goldstein, Frazer & Murphy LLP and from 1994 to 2000 at Webb, Carlock, Copeland, Semler and Stair, P.C. Mr. Zacks holds a J.D. and a B.A. in English from the University of Florida.

CERTAIN LEGAL PROCEEDINGS

First Horizon, along with certain former and current officers and directors, are defendants in a consolidated securities lawsuit initiated on August 22, 2002 in the United States District Court for the Northern District of Georgia. Plaintiffs in the class action alleged in general terms that First Horizon violated Sections 11 and 12(a) of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In an amended complaint, Plaintiffs claim that First Horizon issued a series of materially false and misleading statements to the market in connection with First Horizon’s public offering on April 24, 2002 and thereafter relating to alleged “channel stuffing” activities. The amended compliant also alleged controlling person liability on behalf of certain officers of First Horizon under Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934. Plaintiffs seek an unspecified amount of compensatory damages to be proven at trial.

On September 29, 2004, the U.S. District Court for the Northern District of Georgia dismissed, without prejudice, the class action lawsuit. Although the class action lawsuit was dismissed, the court granted the plaintiffs the opportunity to amend their complaint provided that the plaintiffs pay all of the defendants’ fees and costs associated with filing the motions to dismiss the lawsuit. Plaintiffs did not file a second amended complaint as permitted, but instead filed a motion asking the District Court to reconsider its September 29, 2004 order and lift the condition that they must pay defendants’ fees and costs before further amendment. On June 22, 2005, the District Court denied plaintiffs’ motion and gave them another opportunity to amend if they pay defendants’ fees and costs. Plaintiffs chose not to file a second amended complaint. Instead, plaintiffs filed an appeal to the United States Court of Appeals for the Eleventh Circuit. This appeal currently is pending. Although the outcome of this proceeding is not certain, an adverse judgment against us in this litigation could have a material adverse effect on our results of operations and liquidity.

BOARD AND COMMITTEE MATTERS

During the fiscal year ended December 31, 2005, the Board of Directors held a total of 9 meetings and also took action by written consent. Each member of the Board of Directors who served on the Board of Directors during 2005 attended more than 75% of the meetings of the Board of Directors and committees of the Board of Directors of which he was a member.

Committee Overview

First Horizon has the following standing committees of its Board of Directors:  Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee and Mergers and Acquisitions Committee. Each committee, other than the Mergers and Acquisitions Committee, has a charter which is available for your review at the following website, www.fhrx.com. You will find the charters by clicking “Investor Relations” and then “Corporate Governance.”  The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of First Horizon’s other filings under the Securities Act or the Exchange Act, except to the extent that First Horizon specifically so provides.

Compensation Committee

The Compensation Committee is responsible for designing, evaluating and recommending salaries and incentive compensation plans, policies and programs for First Horizon’s Board of Directors, chief executive officer and executive officers, including, without limitation, annual and long-term incentive plans, and overseeing and accounting for First Horizon’s 2000 Stock Option Plan, the 2002 Stock Option Plan, the Employee Stock Purchase Plan (which was terminated during 2005), Employee Stock Ownership Plan, the 1997 Nonqualified Stock Option Plan, the 2003 Nonqualified Stock Option Plan, the 401(k) Plan and the general welfare benefit plans.

The current members of the Compensation Committee are Pierre Lapalme, Jon S. Saxe and Patrick J. Zenner. During 2005, the Compensation Committee held four meetings and also took action by written consent. First Horizon’s Board of Directors has determined that the members of our Compensation Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”) Listing Standards for Nasdaq-listed companies.

Audit Committee

The Audit Committee is responsible for: (i) serving as an independent and objective party to review the financial statements and management’s discussion and analysis of financial condition and results of operations contained in First Horizon’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, (ii) reviewing and appraising the audit efforts of First Horizon’s independent registered public accountants, (iii) providing an open avenue of communication among the independent public auditors, financial and senior management and the Board of Directors, (iv) pre-approving all audit and permissible non-audit services to be performed for First Horizon by its independent registered public accountants, and (v) the appointing, compensating, overseeing and, if applicable, replacing the independent registered public accountants which audit First Horizon’s financial statements. The current members of the Audit Committee are Jon S. Saxe, Jerry N. Ellis and Pierre Lapalme.

During 2005, the Audit Committee held seven meetings and also took action by written consent. First Horizon’s Board of Directors has determined that the members of our Audit Committee are independent as defined in Rules 4200(a)(15) and 4350(c) of the NASD Listing Standards for Nasdaq-listed companies and have the knowledge and experience required by Rule 4350(d). The Board of Directors has also determined that Jerry N. Ellis is an audit committee financial expert, as defined by the regulations promulgated by the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:  (i) establishing criteria for membership on the Board of Directors, (ii) identifying and recruiting individuals qualified to become members of the Board of Directors, (iii) reviewing and considering candidates to the Board of Directors recommended by stockholders, (iv) conducting appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates to the Board of Directors, (v) recommending qualified candidates for nomination to the Board of Directors, (vi) ensuring that the Audit, Compensation and Nominating and Corporate Governance Committees have the benefit of qualified and experienced “independent directors” as defined by the NASD Listing Standards for Nasdaq-listed companies and that the Audit Committee has the benefit of members with requisite knowledge and skills, including an audit committee financial expert, and (vii) developing and recommending to the Board of Directors, and then overseeing, a set of effective corporate governance policies and procedures applicable to First Horizon. The current members of the Nominating and Corporate Governance Committee are Patrick J. Zenner, Jerry N. Ellis and Jon S. Saxe.

During 2005, the Nominating and Corporate Governance Committee held six meetings. First Horizon’s Board of Directors has determined that the members of our Nominating and Corporate Governance Committee are independent as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies.

Mergers and Acquisitions Committee

The Board of Directors maintains a Mergers and Acquisitions Committee that is responsible for advising First Horizon with respect to the identification and realization of merger and acquisition opportunities. In 2005, the Mergers and Acquisitions Committee held four meetings. The current members of the Mergers and Acquisitions Committee are Pierre Lapalme, William J. Robinson and John N. Kapoor.

CORPORATE GOVERNANCE MATTERS

Identifying Nominees

The Nominating and Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, officers and employees of First Horizon, and other sources that the committee deems appropriate. The Nominating and Corporate Governance Committee also considers stockholder recommendations for nominees for director subject to such recommendations being made in accordance with First Horizon’s Amended and Restated Bylaws described below. In addition to the Nominating and Corporate Governance Committee Charter, First Horizon has adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Corporate Governance Committee’s responsibilities with respect to the director nomination process. The Nominating and Corporate Governance Committee has a charter which is available for your review at the following website, www.fhrx.com. You will find the charter by clicking “Investor Relations” and then “Corporate Governance.”  The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of First Horizon’s other filings under the Securities Act or the Exchange Act, except to the extent that First Horizon specifically so provides.

Stockholder Nominations

First Horizon’s Amended and Restated Bylaws provide that stockholders may nominate directors at any annual meeting, or special meeting called for the purpose of electing directors, by following certain procedures. The stockholder must be a stockholder on the date he or she provides First Horizon timely notice of the nomination and must also be a stockholder on the record date for the stockholder meeting. In order for a stockholder to provide timely notice to First Horizon of a nomination, the stockholder must deliver or mail the notice to the Secretary of First Horizon at 6195 Shiloh Road, Alpharetta, Georgia, 30005, and the notice must be received by the Secretary at that address (a) in the case of an annual meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, if the annual meeting is more than 30 days prior to or 60 days after the anniversary date of the previous year’s annual meeting, then the notice must be received not later than the later of (i) the close of business 90 days prior to the annual meeting or (ii) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or publicly disclosed and (b) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the special meeting was mailed or publicly disclosed, whichever occurs first.

The stockholder notice of the nomination must also contain certain types of information. The notice must set forth as to the proposed nominee the following: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of First Horizon which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the notice must set forth as to the stockholder giving the notice the following: (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of First Horizon which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Lastly, the notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Evaluation of Prospective Nominees

When evaluating prospective nominees, the Nominating and Corporate Governance Committee considers the current composition of the Board of Directors and the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other qualities the committee deems appropriate. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Nominating and Corporate Governance Committee also considers that individual’s past contribution and future commitment to First Horizon. The Nominating and Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Nominating and Corporate Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy Nasdaq listing standards and SEC requirements. The Nominating and Corporate Governance Committee will also seek to assure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy Nasdaq financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

There is no difference in the manner by which the Nominating and Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Source of Current Nominees

The current nominees are incumbent directors.

Stockholder Communications with the Board of Directors

We encourage stockholders to communicate with our Board of Directors by sending written correspondence to First Horizon’s Chairman of the Nominating and Corporate Governance Committee, at 6195 Shiloh Road, Alpharetta, Georgia 30005. First Horizon does not screen correspondence for content but may screen regular incoming mail for security reasons. The Chairman of the Nominating and Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

Current Independent Directors and Executive Sessions

First Horizon’s Board of Directors has determined that Messrs. Ellis, Lapalme, Saxe and Zenner are independent as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies. The independent directors of the Board of Directors meet in executive session at least semi-annually.

Policy Regarding Attendance at Annual Meetings

Historically, First Horizon’s annual meetings have been well attended by its directors even though First Horizon has not had a policy with respect to director attendance at these meetings. Last year each of the directors attended the annual meeting. In 2004, First Horizon instituted a policy expressly encouraging directors to attend annual meetings.

Codes of Ethics

First Horizon has adopted a Code of Ethics for its Chief Executive Officer and senior financial officers. First Horizon has also adopted a Code of Business Conduct and Ethics for all directors, officers and employees. Copies of each of these codes may be found at the website www.fhrx.com. You will find the codes by clicking “Investor Relations” and then “Corporate Governance.”  First Horizon intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its website. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of First Horizon’s other filings under the Securities Act or the Exchange Act, except to the extent that First Horizon specifically so provides.

Notwithstanding anything to the contrary set forth in any of First Horizon’s filings under the Securities Act or the Exchange Act that might incorporate other First Horizon filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

During fiscal year 2005, the Audit Committee of the Board of Directors reviewed the quality and integrity of First Horizon’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the oversight of its audit function and its independent registered public accounting firm and other significant financial matters. The Audit Committee consists of three of First Horizon’s outside directors.  The current members of the Audit Committee satisfy Rule 4350(d)(2)(A) and Rule 4200 of the NASD Listing Standards for Nasdaq-listed companies, including, without limitation the requirement that all Audit Committee members are independent and have the requisite knowledge and experience required by such rules. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that Jerry N. Ellis is the Audit Committee’s “financial expert.”  First Horizon maintains a traditional fiscal year which ends on December 31st. During fiscal year 2005, the Audit Committee met seven times.

The Audit Committee’s work is guided by a written charter which has been approved and adopted by the Board of Directors. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the Nasdaq National Market. A copy of the current Audit Committee Charter is available on the Company’s website located at www.fhrx.com. You will find the charter by clicking “Investor Relations” and then “Corporate Governance.”  The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of First Horizon’s other filings under the Securities Act or the Exchange Act, except to the extent that First Horizon specifically so provides. The Audit Committee is further responsible for maintaining and overseeing the Company’s whistle-blower policy. In 2005, the Audit Committee considered two matters reported under this policy. Each matter has been closed.

The Audit Committee oversees First Horizon’s accounting and financial reporting processes, both internal and external, and audits of First Horizon’s financial statements, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of the financial statements with United States generally accepted accounting principles and for reporting on management’s assessment of internal financial and accounting controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2005 fiscal year.  The Audit Committee has also discussed with BDO Seidman, LLP, First Horizon’s independent registered public accounting firm during the 2005 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 - Communications with Audit Committees (and its interpretations) and Rule 2-07 of Regulation S-X.

The Audit Committee has received and reviewed the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee) and has discussed with BDO Seidman, LLP its independence from First Horizon.

The Audit Committee has monitored First Horizon’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding reporting related to and audit of internal control over financial reporting. The monitoring process has included regular reports and representations by management and BDO Seidman, LLP. Management and BDO Seidman, LLP have each been provided full and unlimited access to the Audit Committee to discuss the adequacy of internal control over financial reporting, and any other matters which they believe should be brought to the attention of the Audit Committee.

The Audit Committee has reviewed the certifications of the executive officers of First Horizon contained in its Annual Report on Form 10-K, as well as reports issued by BDO Seidman, LLP contained in the Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of First Horizon be included in its Annual Report on Form 10-K, as amended, for the 2005 fiscal year and filed with the SEC.

AUDIT COMMITTEE

Jon S. Saxe, Audit Committee Chairman
Jerry N. Ellis, Audit Committee Member
Pierre Lapalme, Audit Committee Member

INDEPENDENT AUDITOR MATTERS

Appointment of Independent Registered Public Accounting Firm

In May 2002, the Board of Directors selected Deloitte & Touche LLP to audit the financial statements of First Horizon for the fiscal year ended December 31, 2002, and appointed Deloitte & Touche LLP to audit the financial statements of First Horizon for each subsequent fiscal year through 2004. On March 18, 2005, BDO Seidman, LLP was appointed to audit the financial statements of First Horizon for the fiscal year ending December 31, 2005. Representatives of BDO Seidman, LLP, our independent registered public accounting firm for the current year, are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

Change of Independent Registered Public Accounting Firm

At a meeting held on May 24, 2002, the Audit Committee recommended and the Board of Directors approved the engagement of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2002 effective June 7, 2002.

At a meeting held on March 18, 2005, the Audit Committee recommended and the Board of Directors approved the dismissal of Deloitte & Touche LLP, as the independent registered public accounting firm of First Horizon effective March 18, 2005. At this meeting, the Audit Committee also recommended and the Board of Directors approved the engagement of BDO Seidman, LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2005, effective March 18, 2005.

The report of Deloitte & Touche LLP on First Horizon’s financial statements for the fiscal years ending December 31, 2003 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During First Horizon’s fiscal years ending December 31, 2003 and December 31, 2004, and in the subsequent interim period through March 18, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the matter in their report. First Horizon requested Deloitte & Touche LLP to furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated March 28, 2005 is filed as Exhibit 16 to First Horizon’s Form 8-K filed on March 28, 2005.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ending December 31, 2003 and December 31, 2004 or for the subsequent interim period through March 18, 2005.

During First Horizon’s fiscal year ending December 31, 2004, and in the subsequent interim period through March 18, 2005, neither First Horizon nor anyone acting on its behalf consulted BDO Seidman LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on First Horizon’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

The following table shows the aggregate fees billed to the Company for professional services by BDO Seidman, LLP for fiscal year 2005 and Deloitte & Touche LLP for fiscal year 2004:

	2005	2004
Audit Fees	$461,431	$922,705
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$461,431	$922,705

Audit fees include the aggregate fees billed for professional services rendered for the audits of the Company’s financial statements for fiscal years 2005 and 2004, for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during fiscal years 2005 and 2004, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. The principal accountants did not employ an additional accounting firm to assist in the completion of the audit for the most recent fiscal year.

Audit Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of First Horizon’s financial statements. This category includes fees related to consultations regarding generally accepted accounting principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of any new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit related fees also include the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes other services related to tax disclosure and filing requirements.

All Other Fees primarily include fees associated with products and services provided by the principal accountant, other than those that are included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

PRE-APPROVAL POLICY

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accountant. All Audit Fees, Audit Related Fees, Tax Fees and All Other Fees, if any, incurred by First Horizon in 2005 were approved by the Audit Committee in accordance with the foregoing pre-approval process. These procedures include reviewing a detailed budget for audit and permitted non-audit services. The budget includes a description and scope of, and a budgeted amount for, the particular categories of services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of service and to engage the independent registered public accounting firm for, or expand the scope of, any service not specifically included in the budget. In approving the budget, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with First Horizon’s business, people, culture, accounting systems, risk profile, and whether the services enhance First Horizon’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of First Horizon’s common stock as of April 21, 2006 by all persons known by First Horizon to own beneficially more than five percent (5%) of the common stock, each director, each of the persons named as a Named Executive Officer in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group.

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of common stock listed as owned by that person or entity. Except as otherwise noted below, the address of each person listed below is First Horizon’s address.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days of April 21, 2006 through the exercise of any stock option, warrant or other right. The inclusion in the following tables of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

The following table sets forth information with respect to all persons who are known to First Horizon to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock as of April 21, 2006.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	Percent of Class
Common Stock	John N. Kapoor	5,406,374	15.0%
	225 E. Deerpath, Suite 250
	Lake Forest, IL 60045
Common Stock	The Vanguard Group, Inc.	2,076,493	5.7%
	100 Vanguard Blvd.
	Malvern, PA 19355
Common Stock	JPMorgan Chase & Co	2,228,000	6.2%
	270 Park Ave.
	New York, NY 10017
Common Stock	Delaware Management Holdings	2,642,393	7.3%
	2005 Market Street
	Philadelphia, PA 19103
Common Stock	Lazard Asset Management LLC	1,966,800	5.4%
	30 Rockefeller Plaza
	New York, NY 10112
Common Stock	Kornitzer Capital Management, Inc.	2,303,150	6.4%
	5420 West 61st Place
	Shawnee Mission, KS 66205

The following table sets forth the shares of Common Stock beneficially owned as of April 21, 2006 by the Corporation’s directors and nominees, its Named Executive Officers and its directors and executive officers as a group. Except as otherwise noted, such persons have sole investment and voting power over the shares.

Title of Class	Name of Beneficial Owner	Amount & Nature of Shares Beneficially Owned	Percent of Class
Common Stock
	John N. Kapoor, Ph.D. (1)	5,406,374	15.0%
	Jerry N. Ellis (2)	26,875	*
	Pierre Lapalme (3)	28,100	*
	William J. Robinson (4)	11,875	*
	Jon S. Saxe (5)	41,875	*
	Patrick J. Zenner (6)	46,925	*
	Patrick P. Fourteau (7)	585,715	1.6%
	Darrell Borne (8)	101,516	*
	Michael Mavrogordato (9)	49,750	*
	Leslie Zacks (10)	31,501	*
	Sam F. Gibbons (11)	42,750	*
	All current directors and executive officers as a group (13 persons)	6,373,256	17.6%

*                    Represents less than one percent ownership.

(1)          Includes 4,386,942 shares of common stock owned by Kapoor-Pharma Investments, L.P., of which Dr. Kapoor, the Chairman of the Board, is the president and sole stockholder of its managing general partner. Also included are 819,432 shares of common stock owned by the John N. Kapoor Trust dated September 20, 1998, of which Dr. Kapoor is the sole trustee and sole beneficiary and 200,000 shares of common stock owned by a family member trust of which Dr. Kapoor is the trustee. In such capacities, Dr. Kapoor has the authority to vote and dispose of the shares owned by Kapoor-Pharma Investments, the John N. Kapoor Trust and the family member trust and is therefore deemed the beneficial owner of those shares.

(2)          Includes 26,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(3)          Includes 27,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(4)          Includes 11,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(5)          Includes 35,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(6)          Includes 33,800 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(7)          Includes 457,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(8)          Includes 95,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(9)          Includes 47,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(10)   Includes 31,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

(11)   Includes 42,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid by First Horizon to (i) the individual serving as Chief Executive Officer during the year ended December 31, 2005 and (ii) the other four most highly compensated individuals serving as executive officers at the end of the year ending on December 31, 2005 (the “Named Executive Officers”).

				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Shares Awards	Shares Underlying Options Awards	All Other Compensation
Patrick P. Fourteau	2005	$285,000	$273,743	$2,886,000	—	$43,298	(1)
Chief Executive Officer	2004	$225,000	$150,750	$—	100,000	$41,152	(1)
and President	2003	$130,625	$70,000	$—	710,000	$15,024	(1)
Darrell Borne	2005	$200,000	$135,600	$2,164,500	—	$12,978	(2)
Executive Vice President,	2004	$160,000	$107,200	$—	50,000	$11,565	(2)
Chief Financial Officer,	2003	$144,125	$52,150	$—	207,500	$13,494	(2)
Secretary and Treasurer
Michael Mavrogordato	2005	$150,000	$75,000	$577,200	—	$41,631	(3)
Executive Vice President of	2004	$131,250	$30,000	$—	55,000	$26,803	(3)
Global Business Development	2003	$—	$—	$—	—	$—
Leslie Zacks	2005	$180,684	$90,000	$360,750	50,000	$17,360	(4)
Vice President of Legal	2004	$—	$—	$—	—	$—
and Administration	2003	$—	$—	$—	—	$—
Sam F. Gibbons	2005	$180,000	$90,000	$360,750	—	$9,845	(5)
Vice President of Sales	2004	$25,227	$—	$—	80,000	$5,101	(5)
	2003	$—	$—	$—	—	$—

(1)          Represents $4,790, $5,116 and $4,987 contributed under First Horizon’s 401(k) plan in 2003, 2004 and 2005, respectively, $375, $255 and $376 for group term life insurance in 2003, 2004 and 2005, respectively, $2,354, $6,256 and $9,114 for group health insurance in 2003, 2004 and 2005, respectively, and $399, $828 and $1,830 for short term disability insurance in 2003, 2004 and 2005, respectively. In addition, $7,106 for consultant fees for services rendered prior to becoming an employee in 2003 as well as $28,697 and $26,991 in commuting expenses in 2004 and 2005, respectively, for travel between his home and the home office.

(2)          Represents $5,861, $4,226 and $2,310 contributed under First Horizon’s 401(k) plan in 2003, 2004 and 2005, respectively, $345, $255 and $264 for group term life insurance in 2003, 2004 and 2005, respectively, $4,037, $6,256 and $9,114 for group health insurance in 2003, 2004 and 2005, respectively, and $684, $828 and $1,290 for short term disability insurance in 2003,  2004 and 2005, respectively. In addition, $2,567 for a company car in 2003.

(3)          Represents $6,998 contributed under First Horizon’s 401(k) plan in 2005, $102 and $198 for group term life insurance in 2004 and 2005, respectively, and $756 for short term disability insurance in 2005. In addition, $26,701 and $33,679 in commuting expenses in 2004 and 2005, respectively, for travel between his home and the home office.

(4)          Represents $7,255 contributed under First Horizon’s 401(k) plan in 2005, $232 for group term life insurance in 2005, $9,114 for group health insurance in 2005, and $759 for short term disability insurance in 2005.

(5)          Represents $8,250 contributed under First Horizon’s 401(k) plan in 2005, $32 and $239 for group term life insurance in 2004 and 2005, respectively,  $600 for group health insurance in 2005, $69 and $756 for short term disability insurance in 2004 and 2005, respectively, and a $5,000 signing bonus in 2004.

Stock Option Grants

The following tables show for the year ended December 31, 2005, information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

Amounts reported in the potential realizable value column below are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the underlying stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (7 years). The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price.

Option Grants in Fiscal Year 2005

	Individual Grants					Potential Realizable
	Number	Percentage of				Value at Assumed
	of Securities	Total Options				Annual Rates of
	Underlying	Granted To				Stock Price Appreciation
	Options	Employees In	Exercise Price		Expiration	for Option Term
Name	Granted	Fiscal Year (1)	Per Share		Date	5%	10%
Leslie Zacks	25,000	6.9%	$21.82	(2)	1/3/2012	$222,074	$517,525
	25,000	6.9%	$21.82	(3)	1/3/2012	$222,074	$517,525

(1)          In 2005, options to purchase a total of 361,500 shares of common stock were granted.

(2)          The stock option vests in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter.

(3)          The stock option vests on the fifth anniversary of the date of the grant, subject to early vesting based on First Horizon meeting certain performance based metrics.

The following table sets forth information concerning the exercise of options during 2005 by each of First Horizon’s Named Executive Officers and the number and value of unexercised options held by each of First Horizon’s Named Executive Officers on December 31, 2005. The fair market value of First Horizon’s common stock is based on a price of $17.40 per share which was the average of the high and low sale price on December 30, 2005 as reported on the Nasdaq National Market.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values

			Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		in-the-Money Options
	Acquired		Options at Year Ended		at Year Ended
	Upon	Realized	December 31, 2005		December 31, 2005
Name	Exercise	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick P. Fourteau	—	$—	405,000	205,000	$2,334,288	$2,255,925
Darrell Borne	—	$—	93,750	53,750	$494,488	$714,338
Michael Mavrogordato	—	$—	43,750	11,250	$15,094	$45,281
Leslie Zacks	—	$—	25,000	25,000	$—	$—
Sam F. Gibbons	—	$—	42,500	37,500	$—	$—

EXECUTIVE OFFICERS’ EMPLOYMENT AGREEMENTS

On February 12, 2003, First Horizon entered into an employment agreement with Darrell Borne, as amended and restated on June 12, 2003, September 17, 2003, and January 24, 2006 under which Mr. Borne is serving as Executive Vice President, Chief Financial Officer, Secretary and Treasurer. On May 16, 2003, First Horizon entered into an employment agreement with Patrick P. Fourteau, as amended and restated on September 17, 2003, and January 24, 2006, under which Mr. Fourteau is serving as President and Chief Executive Officer. On October 16, 2004, First Horizon entered into an employment agreement with Sam F. Gibbons under which Mr. Gibbons is serving as Vice President of Sales. On October 27, 2004, First Horizon entered into an employment agreement with Michael Mavrogordato under which Mr. Mavrogordato is serving as Executive Vice President of Global Business Development. On December 30, 2004, First Horizon entered into an employment agreement with Leslie Zacks under which Mr. Zacks is serving as Vice President of Legal and Administration.

Each of the above employment agreements may be terminated by First Horizon with or without cause. The officers may terminate employment upon 60 days’ written notice to First Horizon. Upon termination of Messrs. Fourteau and Borne without cause, as defined in the employment agreements, or upon death, each officer or his estate will be entitled to receive his salary for twelve months following termination, a lump sum equal to 100% of the bonus he received the preceding calendar year, if any, continued health insurance coverage substantially equivalent to that provided to him prior to termination for a period of twelve months following termination, and all of his unvested options will immediately vest and become exercisable. If Messrs. Mavrogordato, Gibbons or Zacks are terminated without cause, as defined in their employment agreements, or upon their death, each officer or, in the event of his death, his estate, will be entitled to receive the officer’s salary for six months following termination, a lump sum equal to 50% of the bonus that the officer received in the preceding calendar year, if any, continued health insurance coverage substantially equivalent to that provided to him prior to termination for a period of six months following termination, and all of the officer’s unvested options will immediately vest and become exercisable, however, in the case of Mr. Mavrogordato only those unvested options issued after October 24, 2004 shall so vest.

Upon termination by First Horizon for cause or termination by the officer, each officer or his estate will be entitled to receive all accrued but unpaid salary as of the date of termination.

The agreements provide that in the event of termination within one year following a change of control, as defined in the agreements, all options and shares of restricted stock become fully vested for Messrs. Fourteau, Borne, Gibbons, Mavrogordato and Zacks. Further, Messrs. Fourteau and Borne shall receive two years of base salary and a 200% bonus payment while Messrs. Mavrogordato, Gibbons and Zacks shall receive one year of base salary and a 100% bonus payment.

In the case of Messrs. Fourteau and Borne, the employment agreements restrict each officer from directly or indirectly performing services for a competing business substantially similar to those he performs for First Horizon during that officer’s employment with First Horizon and for twelve months following termination of employment. A business is a competing business if it is engaged in the development, marketing or sale of prescription drug products, including generic and non-generic drug products, which are competitive with (1) those products being marketed by First Horizon at the time of the executive’s termination; or (2) those products that the executive was aware were under development by First Horizon and expected to be marketed within two years of the executive’s termination.

The employment agreements provided for the following minimum annual base salaries in 2005: $285,000 for Mr. Fourteau, $200,000 for Mr. Borne, $150,000 for Mr. Mavrogordato, $180,000 for Mr. Zacks and $180,000 for Mr. Gibbons. These employment agreements entitle each officer to receive a bonus based upon criteria determined by the Compensation Committee. The Board of Directors retains the right to award additional compensation to each officer based on the officer’s contributions to First Horizon.

The employment agreements also restrict each officer from soliciting First Horizon’s current suppliers, customers or clients with whom the executive dealt, or with whom anyone in the executive’s direct chain of command dealt, on behalf of First Horizon within the year preceding the executive’s termination of employment, for the purpose of purchasing drug products (or ingredients of drug products) or selling or marketing drug products, including generic and nongeneric drug products, which are competitive with (1) those products being marketed by First Horizon at the time of the executive’s termination; or (2) those products that the executive was aware were under development by First Horizon and expected to be marketed within two years of the executive’s termination. These employment agreements incorporate a document which prohibits each officer from disclosing any of First Horizon’s trade secrets, confidential information or ideas that the officer may have acquired or developed relating to First Horizon’s business for five years following termination of employment.

DIRECTOR COMPENSATION

First Horizon reimburses each member of the Board of Directors for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. In 2006, each director who is not an employee will receive a fee of $30,000 per year, $1,500 for each meeting of the Board of Directors attended and $750 for participation on each telephonic conference of the Board of Directors. The Chairman of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee will each receive a chairmanship fee of $5,000 per year, the Chairman of the Board of Directors will receive a chairmanship fee of $10,000 per year and the Audit Committee Financial Expert will receive a fee of $5,000 per year. Each director who is not an employee and not affiliated with a greater than 10% stockholder, namely each director other than Dr. Kapoor and Mr. Fourteau, receives options to purchase 5,000 shares of First Horizon’s common stock and 2,500 shares of restricted common stock upon election to the Board of Directors and at each subsequent annual meetings of stockholders.

Notwithstanding anything to the contrary set forth in any of First Horizon’s filings under the Securities Act or the Exchange Act that might incorporate other First Horizon filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

First Horizon’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of independent directors as defined by Nasdaq rule 4200(15) and 4350(c) of the NASD Listing Standards for Nasdaq-listed companies.

The Compensation Committee is responsible for the strategic direction and administration of the compensation structure of First Horizon, including, recommending salaries and incentive compensation awards for executive officers, recommending director compensation and administering First Horizon’s 2003 Stock Plan, 2002 Stock Plan, Employee Stock Purchase Plan (which was terminated during 2005), Employee Stock Ownership Plan and plans in which executive officers do not participate. The specific duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, which is available under the Corporate Governance section of First Horizon’s website at http://www.fhrx.com. You will find the charter by clicking “Investor Relations” and then “Corporate Governance.”  The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of First Horizon’s other filings under the Securities Act or the Exchange Act, except to the extent that First Horizon specifically so provides.

The Compensation Committee met four times during the 2005 fiscal year. The Compensation Committee members are actively engaged in the review of matters presented. The members of the Compensation Committee responsible for determining salary and incentive compensation awards for the 2005 fiscal year were Messrs. Pierre Lapalme, Jon S. Saxe and Patrick J. Zenner. From time to time, the Compensation Committee selects and engages outside compensation consultants and other experts for survey data and other information as it deems appropriate.

The Compensation Committee has furnished the following report on executive compensation for the 2005 fiscal year.

Executive Compensation Philosophy

Because employees are the key to our success, we believe in providing market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce, which helps us maintain a critical advantage in our competitive marketplace. In addition, we believe that employees should have the opportunity to participate in the ownership of First Horizon and to share in the value they help create. We also believe that rewards should be proportional to each employee’s contribution to our success.

Our compensation philosophy emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level.

Executive Compensation Practices

Periodically for the purposes of benchmarking executive compensation, the Compensation Committee reviews the compensation practices of a group of public companies selected from our industry peer group and having approximately the same amount of revenue as the Company. For fiscal year 2005 the Committee engaged Aon Consulting to conduct a study of executive compensation practices of such a peer group. This independent compensation consultant developed information from the peer group surveyed and recommended to us a range for each component of executive compensation with the goal of presenting recommended compensation levels that would be aligned with First Horizon’s compensation philosophy for each of the named executive officers. The Compensation Committee’s practice is to target compensation levels for executive officers between the 25th and 75th percentiles of total compensation of surveyed companies in both the mix of types (e.g. base salary, incentive awards, equity awards, etc.) and total value of compensation. Based upon review of the compensation arrangements discussed below, our assessment of compensation at surveyed companies, our assessments of individual and corporate performance and other relevant factors, we believe that the value and design of our executive compensation program is appropriate. Generally, performance is measured by the following factors, which may vary as required by business conditions:

1.    long and short term strategic goals;

2.    revenue goals;

3.    profitability; and

4.    new business creation.

In setting these goals and measuring an executive officer’s performance against these goals, we consider the performance of First Horizon’s competitors and general economic conditions. For bonus purposes, the factors included in First Horizon’s performance goals are assigned specific weights. We do recognize that the relative importance of these factors may change over time in order to adapt First Horizon’s operations to specific business challenges and to reflect changing economic and market conditions.

Components of Executive Compensation

The compensation arrangement for executive officers consists of the following components:

Base Salary

Base Salary is comprised of baseline cash compensation and is determined by the competitive market and the individuals performance. In general, Base Salary for each employee, including executive officers, is established each year based on (1) a compensation range which corresponds to the individual’s job responsibilities, (2) the individual’s overall individual job performance and (3) the competitive market. We believe that 2005 salaries were within the 25th and 75th percentiles for salary levels for the group of peer companies surveyed.

Annual Incentive Compensation Awards

First Horizon’s compensation-for-performance philosophy ensures that annual incentive compensation awards follow the achievement of business specific goals. Our bonus plan provides for cash bonuses to be paid annually when certain performance targets are achieved. During fiscal year 2005, the executive officers participated in the bonus plan. Actual bonuses paid to executive officers were based on the achievement of certain performance targets which included targeted growth of certain of First Horizon’s promoted products, the acquisition of new products and the attainment of certain earnings targets. Our Chief Executive Officer’s bonus eligibility was initially set at up to 85% of his base salary with the potential to receive up to 150% of his base salary to the extent performance targets were exceeded. The bonus award for fiscal year 2005 for the named executive officers equaled approximately 96% of base salary. The target bonus is discretionary and actual amounts paid may be more or less than the targeted amount.

Long-Term Incentive Awards

The long-term incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with the achievement of specific performance targets set by First Horizon. In fiscal year 2005, the Compensation Committee granted stock options and shares of restricted stock in accordance with the 2002 Stock Plan as incentives to aid in the retention of the executive officers and to align their interests with those of the Company’s stockholders. The number of shares subject to each stock option and restricted stock grant is within the discretion of the Compensation Committee and is based on past performance, evaluation of other compensation, anticipated future contribution and ability to impact First Horizon’s results. For fiscal year 2005, the Committee also relied on the compensation study performed by Aon Consulting. Generally, the stock options and shares of restricted stock granted for fiscal year 2005 become exercisable either (i) over a four year period or (ii) at the earlier of the fifth anniversary of the grant date or the meeting of certain performance based metrics. In 2005 we considered the competitive environment in which the Company transacts business and the cash compensation component of executive salary against the compensation of executives in the Company’s peer group and determined to grant to the Company’s executives a special retention bonus comprised of shares of restricted stock that vest ratably over four years. All stock options were granted at an exercise price equal to fair market value of First Horizon’s common stock on the date of grant.

Based in part on the recommendation of Aon Consulting, the independent compensation consultant to the Compensation Committee, First Horizon adopted an Employee Stock Ownership Plan effective January 1, 2005 in which all of its employees, meeting certain tenure requirements are eligible to participate. No stock was awarded in 2005 under the Employee Stock Ownership Plan; however, the Company contributed 200,000 shares of common stock to the plan in February 2006 for the 2005 and 2006 plan years.

Retirement and Other Benefits

The benefits philosophy of First Horizon is to provide employees protection from catastrophic events and offers health and welfare benefits. During fiscal year 2005, First Horizon offered the following benefits to its executive officers: contributions under First Horizon’s 401(k) plan,  group term life insurance, group health insurance premiums, short term disability insurance premiums, certain personal expense reimbursements and participation in an excess benefit plan that provides supplemental retirement benefits that cannot be provided by the pension plan because of Internal Revenue Code limits on contributions and benefits.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to First Horizon’s Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to First Horizon, and its ability to effectively administer executive compensation in the long-term interests of shareholders. Accordingly, the Compensation Committee intends for annual incentive compensation awards and long-term incentive compensation awards (excluding the special retention bonus grants of restricted stock made in 2005) to generally be fully deductible under Section 162(m) of the Code.

Compensation of the Chief Executive Officer

Mr.  Fourteau  has served as Chief Executive Officer of First Horizon since November 2003, and as a member of the Board of Directors since May 2004. The Compensation Committee used the executive compensation practices described above to determine Mr. Fourteau’s compensation for fiscal year 2005. In setting both the cash and equity elements of Mr. Fourteau’s compensation in 2005, the Compensation Committee made an overall assessment of Mr. Fourteau’s contribution to First Horizon including his leadership in establishing First Horizon’s strategic business goals, Mr. Fourteau’s compensation for fiscal year 2004, the achievement of certain performance targets and business objectives of First Horizon and the compensation study delivered by Aon Consulting.

Based on the Compensation Committee’s consideration of the foregoing, in 2005, Mr. Fourteau received a base salary of $285,000 and a cash bonus of $273,743, was granted no options to purchase shares and was awarded 200,000 shares of restricted common stock. Mr. Fourteau also received the following other compensation for the 2005 fiscal year: $4,987 contributed under First Horizon’s 401(k) plan; $376 for group term life insurance; $9,114 for group health insurance premiums; $1,830 for short term disability insurance premiums; and $26,991 in general personal expense reimbursements related to travel between his home and the Company.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

COMPENSATION COMMITTEE

Pierre Lapalme, Compensation Committee Chairman
Jon S. Saxe, Compensation Committee Member
Patrick J. Zenner, Compensation Committee Member

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line-graph presentation comparing the cumulative stockholder return on First Horizon’s common stock against cumulative total returns of The Nasdaq Stock Market and the Nasdaq Pharmaceutical Index. The performance graph shows total return on investment for the period beginning December 31, 2000 and ending December 31, 2005. The stockholder return shown on the graph below is not necessarily indicative of future performance, and First Horizon will not make or endorse any predictions as to future stockholder returns.

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FIRST HORIZON PHARMACEUTICAL CORPORATION,
NASDAQ MARKET INDEX AND NASDAQ PHARMACEUTICAL

ASSUMES $100 INVESTED ON DEC. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31. 2005

VALUE OF $100 INVESTED ON DECEMBER 31, 2000 AT:

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
FIRST HORIZON PHARMACEUTICAL CORPORATION	100.00	143.29	36.46	54.85	111.60	84.10
NASDAQ STOCK MARKET (U.S.)	100.00	84.95	52.36	75.53	81.63	90.02
NASDAQ PHARMACEUTICAL	100.00	77.19	54.01	82.10	89.52	92.74

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires First Horizon’s executive officers, directors and 10% stockholders to file reports regarding their initial ownership of First Horizon’s common stock and changes in ownership with the SEC and the Nasdaq Stock Market. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish First Horizon with copies of all Forms 3, 4 and 5 and any amendments thereto filed with the SEC or a written representation that the person is not required to file a Form 5. Based solely on its review of copies of such documents, First Horizon believes that with respect to 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 2
AMENDING FIRST HORIZON’S CERTIFICATE OF INCORPORATION CHANGING THE
NAME OF THE COMPANY TO SCIELE PHARMA, INC.

First Horizon seeks stockholder approval to amend its Certificate of Incorporation to change its name from First Horizon Pharmaceutical Corporation to Sciele Pharma, Inc. The primary reasons for the proposed name change are to better clarify the identity of the Company, to avoid confusion in the marketplace with other similarly named companies and to create a distinct pharmaceutical brand.

First Horizon today owns, licenses, markets and sells pharmaceutical products. “First Horizon” is also the name used by other companies, most notably First Horizon National Corporation which is in the banking and financial services industries. As a result, individuals are sometimes unclear as to which company they are speaking with or about. A new name for First Horizon will help clarify our corporate identity to our investors, channel partners, prescribing physicians and our ultimate customers, the patients.

If stockholders approve this proposal at the Annual Meeting, the Company will change its trading symbol for its Nasdaq stock market listing to “SCRX.’’

Changing the name of the Company will not result in any change in the name of any branded product marketed by the Company. If this proposal is approved, the corporate structure of the Company would also remain the same.

The Company believes that the proposed new name, together with the logo that has been designed to accompany it, embraces important qualities that are critical to its success now and in the future. “Sciele Pharma’’ captures the scientific, innovative and entrepreneurial spirit that has defined the Company in recent years, and as the Company continues to grow into an integrated pharmaceutical company, “Sciele Pharma’’ better reflects the Company’s identity and corporate goals.

A copy of the proposed amendment to the certificate of incorporation is attached as Appendix A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION CHANGING ITS NAME TO SCIELE PHARMA, INC.

PROPOSAL 3
RATIFICATION OF APPOINT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Action is to be taken at the Annual Meeting with respect to the ratification of the independent registered public accounting firm, who were selected by the Audit Committee of the Board of Directors, to audit the financial statements of First Horizon for fiscal year ending December 31, 2005. Although the ratification of independent registered public accounting firm is not required to be submitted to a vote of the stockholders, First Horizon believes that such ratification is a matter on which the stockholders should express their opinion. Notwithstanding stockholder approval of the ratification of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee believes that such a change would be in the best interest of First Horizon and its stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP as the independent registered public accounting firm of First Horizon for the fiscal year ending December 31, 2006.

BDO Seidman, LLP has advised First Horizon that no member of its firm has any direct or indirect material financial interest in First Horizon. Representatives of BDO Seidman, LLP, our independent registered public accounting firm for the current year are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF FIRST HORIZON.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at First Horizon’s 2007 Annual Meeting of Stockholders must be received by First Horizon at its corporate headquarters no later than             , 2006 in order to be included in First Horizon’s 2007 Proxy Statement. However, in the event that the date of First Horizon’s 2007 Annual Meeting is changed by more than 30 days from this year’s Annual Meeting, then proposals must be received within the period of time specified in First Horizon’s Amended and Restated Bylaws.

First Horizon’s Amended and Restated Bylaws require that in order for stockholders to nominate directors or bring matters before an Annual Meeting, stockholders must be received by the Secretary at that address (a) in the case of an annual meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, if the annual meeting is more than 30 days prior to or 60 days after the anniversary date of the previous year’s annual meeting, then the notice must be received not later than the later of (i) the close of business 90 days prior to the annual meeting or (ii) the tenth (10th) day following the day on which the notice of the date of the annual meeting  was mailed or publicly disclosed and (b) in the case of a special meeting, not more than the close of business on the tenth (10th) day following the day on which the notice of the date of the special meeting was mailed or publicly disclosed, whichever occurs first.

BENEFICIAL OWNERS

Unless we have received contrary instructions, First Horizon may send a single copy of its annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if First Horizon believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce First Horizon’s expenses.

If you would like to receive your own set of First Horizon’s annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of First Horizon’s annual disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact First Horizon at its executive offices at 6195 Shiloh Road, Alpharetta, Georgia 30005, Attention:  Secretary at (770) 442-9707 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope or vote by telephone or Internet as described on the proxy card. Please act promptly to ensure that you will be represented at this important meeting.

Upon the written request of any record or beneficial owner of common stock of First Horizon whose proxy was solicited in connection with the 2006 Annual Meeting of Stockholders, First Horizon will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for is fiscal year ended December 31, 2005. Requests for a copy of such Annual Report on Form 10-K should be addressed to Investor Relation Department, First Horizon Pharmaceutical Corporation, 6195 Shiloh Road, Alpharetta, Georgia 30005.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed postage-paid envelope, or vote by telephone or via the Internet.

By Order of the Board of Directors

John N. Kapoor, Ph.D.
Chairman of the Board

May 15, 2006

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
FIRST HORIZON PHARMACEUTICAL CORPORATION
(a Delaware Corporation)

First Horizon Pharmaceutical Corporation (the “Corporation”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

1.      The name of the Corporation is First Horizon Pharmaceutical Corporation;

2.      That the directors of the Corporation at a regularly scheduled meeting of the Board of Directors held on April 21, 2006, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware:

“RESOLVED, that Article I of the Restated Certificate of Incorporation be amended as follows:

ARTICLE I

The name of the Corporation is: Sciele Pharma, Inc.

3.      That, at the Annual Meeting of the Stockholders, held on June 15, 2006, a majority of the stockholders entitled to vote hereon approved said amendment and action in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware; and

4.      That said amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this               day of                     , 2006.

FIRST HORIZON
PHARMACEUTICAL CORPORATION
By:
Darrell Borne Chief Financial Officer

PROXY FIRST HORIZON PHARMACEUTICAL CORPORATION PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of First Horizon Pharmaceutical Corporation, a Delaware corporation (“First Horizon”), hereby appoints Darrell Borne as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders to be held at 1:00 p.m. (EDT) on Thursday, June 15, 2006 at First Horizon’s Corporate Headquarters at 6195 Shiloh Road, Alpharetta, Georgia 30005, and at any adjournment(s) or postponement(s) thereof and, to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION NAMED ON THIS PROXY CARD, FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO SCIELE PHARMA, INC., FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO THE TRANSACTION OF ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be signed on reverse side)

7234—First Horizon pharmaceutical Corporation

FIRST HORIZON PHARMACEUTICAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

CONTROL NUMBER

The Board of Directors recommends a vote “FOR” the election of the nominees.
1.	Election of Class A Directors for a three year term. Nominees: 01-John N. Kapoor 02-Jerry N. Ellis	For	Withhold		3.	Ratification of the appointment of BDO Seidman, LLP as First Horizon’s independent registered public accounting firm.	For	Against	Abstain
					4.	To transact such other business as may properly come before the Annual
	Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name on the line above.				Meeting and any adjournment(s) or postponement(s) thereof.
The Board of Directors recommends a vote “FOR” matters (2) and (3) listed below.					CHECK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

2.	To amend First Horizon’s certificate of incorporation to change First Horizon’s name to Sciele Pharma, Inc.	For	Against	Abstain	The proxy is authorized to vote, in his discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
By executing below, the undersigned acknowledges receipt from First Horizon, prior to the execution of this proxy, of a notice of the Annual Meeting, a Proxy Statement and an Annual Report.
					Dated:				, 2006

Signature

Signature if held Jointly

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

    FOLD AND DETACH HERE

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

FIRST HORIZON PHARMACEUTICAL CORPORATION

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of First Horizon Pharmaceutical Corporation that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

Accessing the World Wide Web site http://www.eproxyvote.com/FHRX/ to vote via the internet. Have your control number (located in the upper right corner of the proxy form) available when you access the web page.

Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to First Horizon Pharmaceutical Corporation c/o LaSalle Bank N.A., P.O. Box LL, Chicago, IL 60603.

7234—First Horizon pharmaceutical Corporation